Exhibit 16.1

August 12, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01, “Changes in Registrant’s Certifying Accountant” of Form 8-K dated August 12, 2020, of Delmar Bancorp Subsidiaries and are in agreement with the statements contained in the section “Dismissal of Independent Registered Public Accounting Firm”. We have no basis to agree or disagree with other statements of the registrant contained therein.

Salisbury, Maryland

August 12, 2020